Exhibit 10.1

CORPORATE RESOLUTION OF THE BOARD OF DIRECTORS

OF

YUENGLING'S ICE CREAM CORPORATION

I, the undersigned, do hereby certify that at a meeting of the Board of Directors of YUENGLING'S ICE CREAM CORPORATION, a corporation organized under the laws of the State of Nevada (the "Corporation"), duly held on November 9, 2023 in Atlanta, Georgia, which said meeting no less than two directors were present and voting throughout, the following resolution, upon motions made, seconded and carried, was duly adopted and is now in full force and effect:

WHEREAS, the Share Exchange Agreement dated November 7, 2023 with ReachOut Technology Corp. ("ReachOut") requires the resignation of the Corporation's current officers and directors at the Closing, and the appointment of new officers and directors as designated by ReachOut;

NOW, THEREFORE, BE IT:

RESOLVED, pursuant to the terms of the Share Exchange Agreement, and following the Closing thereof, the following ReachOut designees are hereby appointed to the officer and director positions below:

Richard Jordan, Chairman of the Board, Director, Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer;

Kevin Harrington, Director; and

Kingsley Charles, Director.

RESOLVED, pursuant to the terms of the Share Exchange Agreement the Corporation has received and hereby accepts the resignations of the undersigned Robert Bohorad and Everett M. Dickson from all officer and director positions with the Corporation effective immediately following the appointment of Mr. Jordan, Mr. Harrington, and Mr. Charles;

RESOLVED, that any executive officer of the Corporation be, and hereby is, authorized, empowered and directed, from time to time, to take such additional action and to execute, certify and deliver to the transfer agent of the Corporation, as any appropriate or proper to implement the provisions of the foregoing resolutions:

I, the undersigned, do hereby certify that I am a member of the Board of Directors of the Corporation; that the attached is a true and correct copy of resolutions duly adopted and ratified at a meeting of the Board of Directors of the Corporation duly convened and held in accordance with its by-laws and the laws of the State of Nevada, as transcribed by me from the minutes; and that the same have not in any way been modified, repealed or rescinded and are in full force and effect.

IN WITNESS WHEREOF, we have hereunto set our hands as Members of the Board of Directors of the Corporation.

Dated: November 9, 2023	/s/ Robert Bohorad
Robert Bohorad, Officer

/s/ Everett M. Dickson
Everett M. Dickson, Chairman of the Board, Director